Exhibit 99.1

LIBERTY MEDIA CORPORATION ANNOUNCES PRICING OF
$900 MILLION OF CASH CONVERTIBLE SENIOR NOTES DUE 2023

ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Media Corporation ("Liberty Media") (Nasdaq: LMCA, LMCB) announced the pricing on October 10, 2013 of a private offering of $900 million aggregate principal amount of its 1.375% Cash Convertible Senior Notes due 2023. In connection with the offering of the notes, Liberty Media has entered into privately negotiated cash convertible note hedge and warrant transactions with counterparties including certain of the initial purchasers (and/or their respective affiliates). Liberty Media expects to use the net proceeds from the notes offering, together with the proceeds from the sale of the warrants, to fund the cash convertible note hedge transactions and to pay down a portion of its outstanding margin loans, with the remaining net proceeds expected to be used for general corporate purposes.
Liberty Media has granted to the initial purchasers an option to purchase additional notes with an aggregate principal amount of up to $100 million. The notes will mature on October 15, 2023 and will be convertible, under certain circumstances, into cash based on the trading prices of the underlying shares of Liberty Media’s Series A common stock. All conversions of the notes will be settled solely in cash, and not through the delivery of any securities.
The offering of the convertible notes is expected to close on October 17, 2013, subject to the satisfaction of customary closing conditions.
Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., BNP Paribas Securities Corp., Credit Agricole Securities (USA) Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC, RBS Securities Inc. and Wells Fargo Securities, LLC are acting as joint book-running managers for the offering.
The notes have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The notes are being offered by means of an offering memorandum and sold solely to "Qualified Institutional Buyers" pursuant to, and as that term is defined in, Rule 144A of the Securities Act.
This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes nor shall there be any sale of notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.
Forward-Looking Statements
This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the issuance of the notes and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, the ability of Liberty Media to satisfy the conditions to the closing of the notes offering, general market conditions, changes in law and government regulations and other matters affecting the business of Liberty Media. These forward-looking statements speak only as of the date of this press release, and Liberty Media expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in Liberty Media's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Liberty Media, including the most recent Forms 10-Q and 10-K and any subsequently filed Forms 8-K, including the Form 8-K filed on the date hereof, for additional information about Liberty Media and about the risks and uncertainties related to its business which may affect the statements made in this press release.
About Liberty Media Corporation
Liberty Media Corporation owns interests in a broad range of media, communications and entertainment businesses, including its subsidiaries SiriusXM, Atlanta National League Baseball Club, Inc. and TruePosition, Inc., its interests in Charter Communications, Live Nation Entertainment and Barnes & Noble, and minority equity investments in Time Warner Inc., Time Warner Cable, and Viacom.

Liberty Media Corporation
Courtnee Ulrich, 720-875-5420